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                                                                   EXHIBIT 10.33

                  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT


          THIS NONCOMPETITION AND CONFIDENTIALITY AGREEMENT ("Agreement") is made as of this 1st day of April, 1996 by and among KMS Holding Corporation, a Delaware corporation ("Company"), AP KMS Partners, L.P., a Delaware limited partnership ("Apollo") and Donald M. Koll (the "Stockholder").


                               R E C I T A L S :

          A. Pursuant to that certain Stock Purchase Agreement dated as of March 29, 1996 (the "Stock Purchase Agreement") by and among FS, The Koll Holding Company, a California corporation ("KHC"), The Koll Company, a California corporation ("TKC"), KHC will sell to Apollo 189,123 shares of the Company's common stock ("Company Common Stock") at a price of $14.00 per share for a total purchase price payable by FS of $2,650,522. This Agreement will become effective upon consummation of the Second Closing as defined in the Stock Purchase Agreement. Concurrently, pursuant to a separate Stock Purchase Agreement dated as of March 29, 1996 (the "FS Purchase Agreement") by and among KHC, TKC, FS Equity Partners III, L.P., a Delaware limited partnership and FS Equity Partners International, L.P., a Delaware limited partnership (collectively, "FS") KHC will sell to FS 751,790 shares of Company Common Stock, at a price of $14.00 per share for a total purchase price payable by FS of $10,525,000 (cumulatively, the shares of Company Common Stock to be sold to Apollo and FS will be referred to as the "Unencumbered Shares").

          B. As sole trustee and co-beneficiary with his spouse of The Koll Company Stock Trust which owns 100% of the issued and outstanding shares of TKC, which in turn owns 100% of the issued and outstanding capital stock of KHC, the Stockholder exercises Control (as hereinafter defined) over the Unencumbered Shares. Stockholder is in addition a director and officer of the Company.

          C. After consummation of the transactions contemplated by the Stock Purchase Agreement, KHC will own of record, in addition to the Unencumbered Shares, 946,037 shares of Company Common Stock (the "Encumbered Shares") of which (i) 672,000 shares will be subject to an option in favor of Ray Wirta ("Wirta") under that Amended and Restated Option Agreement dated November 23, 1994 by and among TKC, KHC, the Company and Wirta, which option may be exercised at any time through May 30, 2001 at a price of $4.53 per share; (ii) 100,800 shares will be subject to an option in favor of William S. Rothe ("Rothe") under that certain Amended and Restated Option Agreement dated November 23, 1994 by and among TKC, KHC, Wirta and Rothe which option may be exercised at any time through May 30, 2001 at a price of $4.53 per share; (iii) 173,237
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shares will be held in escrow pursuant to that certain Escrow and Security
Agreement, dated the date hereof, among KHC, Apollo and First Interstate Bank of California, N.A. (the "Escrow and Security Agreement"); (iv) all 946,037 shares will be subject to a lien in favor of Apollo pursuant to that certain Pledge Agreement dated as of October 18, 1995 by and between KHC and Apollo; and all 946,037 shares will be subject to a lien in favor of Safeco Insurance Company of America ("Safeco") dated November 13, 1995 by and among TKC, KHC, Safeco and Wirta.

          D. The Company's wholly-owned subsidiary, Koll Management Services, Inc. ("KMS"), is a nation-wide and international provider of property, facility, asset and investment management services presently being conducted by Koll Management Services and its Consolidated Subsidiary (collectively, the "Business"). The definition of "Business" does not include the real estate business presently being conducted by Koll Real Estate Group, The Koll Company, The Koll Construction Company, Koll International and any Investment Entity (as defined in the Stock Purchase Agreement) in which KMS has an interest which is not in the property, facility, asset or investment management services business.

          E. Stockholder possesses significant knowledge and information about and expertise in the business which is extremely valuable to competitors of KMS, and Apollo is unwilling to purchase its portion of the Unencumbered Shares unless Stockholder enters into this Agreement, which is a material inducement to Apollo to purchase such Unencumbered Shares.

          F. Each of the Stockholder, the Company and Apollo are sophisticated parties experienced in business transactions of this type, and fully understand
(i) the ramifications of the noncompetition, non-solicitation and confidentiality provisions of this Agreement and (ii) that the laws of each state with respect to the enforceability of such provisions vary. The parties are specifically selecting the internal laws of the state of New York to govern this Agreement in order that it be enforceable against all of them.

          G. To provide Apollo with the full value of its acquisition of its portion of the Unencumbered Shares, particularly the goodwill of the Company represented thereby, and as a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Stock Purchase Agreement requires that the Stockholder execute and deliver a noncompetition, non-solicitation and confidentiality agreement with the Company immediately upon execution of the Stock Purchase Agreement and that the obligation of Apollo to consummate the stock purchase is conditioned upon the Stockholder entering into this Agreement.

          H. The parties therefore desire to enter into this Agreement in order to implement the requirements of the Stock Purchase Agreement and to confirm in Apollo the goodwill of the Company's business represented by the Unencumbered Shares and all of the benefits to be derived therefrom.

          I. Likewise, for reasons similar to those described above, the Company, the Stockholder and FS intend to enter into a separate noncompetition and confidentiality

                                      2.

agreement ("FS Noncompetition Agreement") in identical form to this Agreement in order to implement the requirements of the FS Purchase Agreement and to confirm in FS the goodwill of the Company's business represented by its portion of the Unencumbered Shares and all of the benefits to be derived therefrom. Thus, the sale of all of the Unencumbered Shares by KHC shall be conditioned on the execution of this Agreement and the FS Noncompetition Agreement.


                              A G R E E M E N T :

          THEREFORE, in consideration of the purchase of Apollo portion of the Unencumbered Shares, the consideration to be received by Stockholder as a result of said stock purchase, the mutual covenants herein contained and other consideration (the receipt and adequacy of which are hereby acknowledged by Stockholder), the parties hereby agree as follows:

          1.   Agreement Not to Compete.
               ------------------------

               (a) During the Covenant Period (defined below) Stockholder shall not directly or indirectly carry on or participate in any business similar to or in competition with the Business (or any subsidiary or affiliate of KMS or any person, corporation, partnership, trust or other organization or entity deriving title from the Company or KMS to the goodwill of the Business, all of whom together with KMS and Apollo are sometimes collectively called the "Protected Entities"). The "Business" as used in this Section 1 means the nation-wide and international provision of real estate services including property, facility, asset and investment management services. The definition of "Business" does not include the real estate business presently being conducted by Koll Real Estate Group, The Koll Company, The Koll Construction Company, Koll International and any Investment Entity (as defined in the Stock Purchase Agreement) in which KMS has an interest which is not in the property, facility, asset or investment management services business.

               (b)  Covenant Area.  The parties agree that due to the nature of
                    -------------
KMS's Business operations as a real estate service provider throughout all of North America, due to the fact that such services can be performed throughout the world and due to the Company's intention to cause KMS to extend the Business throughout the world, in order for this Agreement to be meaningful it must restrict Stockholder from competing with the Business throughout all of North America and the world. Therefore, the parties agree that for the purposes of this Agreement, "Covenant Area" means the following:

                    (i) Each and every county with a population on the date hereof of more than 50,000 in the 48 continental states, Alaska, Hawaii and the District of Columbia;

                    (ii) Each and every county of each and every state, commonwealth and territory of the United States;

                                      3.
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                    (iii) The countries of the United States of America, Canada and Mexico; and

                    (iv) Each and every country and territory throughout the world.

               (c)  Prohibited Activities.  The term "directly or indirectly
                    ---------------------
carry on or participate in a business similar to or in competition with the Business as currently conducted or planned to be conducted by KMS or any Subsidiary or Affiliate of KMS" shall include the Stockholder, directly or indirectly, doing any of the following listed acts:

                    (i) Whether or not for compensation, directly or indirectly engaging in any such business, or any part thereof, in the Covenant Area or assist any other Person (defined below) in such Person's conduct of the Business, or any part thereof, in the Covenant Area, whether as a director, officer, employee, consultant, adviser, independent contractor or otherwise; or

                    (ii) Holding legal or beneficial interest in any Person that is engaged in any such business, or any part thereof, in the Covenant Area, whether such interest is as an owner, investor, partner, creditor, joint venturer or otherwise; provided, however, that the Stockholder may acquire and own up to two percent (2%) of the outstanding securities of any corporation which is a publicly traded reporting corporation under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"); or

                    (iii) As agent or principal carrying on or engaging in any activities or negotiations with respect to the acquisition or the disposition of any such business; or

                    (iv) Giving advice to any other Person, firm or association engaging in any such business; or

                    (v) Lending or allowing his name or reputation to be used in any such business; or

                    (vi) Soliciting, diverting or attempting to divert from the Protected Entities any business constituting, or any customer of, any part of the Business then conducted by KMS or its affiliates; or

                     (vii) Allowing his or her skill, knowledge or experience to be used in any such business; provided, however, Stockholder will not be liable for immaterial violations of Sections 1(c)(iii)-(vii) if he can sustain the burden of proof that such violation was immaterial, inadvertent and was not intentional.

                                      4.
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               (d)  Non-Solicitation.  In addition to the foregoing, Stockholder
                    ----------------
shall not during the Covenant Period, induce or attempt to induce any Person (i) engaged or employed currently or within the prior 12 months (whether part-time or full-time) by the Company or KMS (an "Employee"), or their affiliates, whether as an officer, employee, consultant, agent, adviser or independent contractor, to leave the employ of or engagement with the Company, KMS or its affiliates, as the case may be, or to cease providing the services to or on behalf of the Company or KMS or their affiliates, as the case may be, then provided by such Person, or in any other manner seek to engage or employ any such Person (whether or not for compensation) as an officer, employee, consultant, agent, adviser or independent contractor such that such Person would thereafter be unable to devote his or her full attention to the Business then conducted by the Company or KMS or their affiliates, as the case may be, or (ii) that is then or has been within the prior 12 months a customer with respect to the Business to do business with any other Person or to interfere, in any way, directly or indirectly, with the business relationship between the Company or KMS or their affiliates and any such customer. This Section 1(d) will not be violated if Koll Real Estate Group hires an Employee of KMS or its Affiliates in the ordinary course of its business provided Stockholder did not encourage or participate in the decision to solicit the Employee for employment by Koll Real Estate Group.

               (e)  Covenant Period.  The term of the covenants contained in
                    ---------------
Section 1 (the "Covenant Period") shall extend for a period of four (4) years commencing at the consummation of the transactions contemplated by the Stock Purchase Agreement.

          2.   Noncompetition Consideration.  The parties agree that, for the
               ----------------------------
reasons set forth in the Recitals hereto, this Agreement represents a material inducement to Apollo to enter into the Stock Purchase Agreement and to consummate the transactions contemplated thereby and the consideration to be received by the Stockholder (or the corporations Controlled by him or Affiliated with him) pursuant to the Stock Purchase Agreement includes consideration payable to Stockholder for Stockholder's covenants, agreements, representations and warranties as set forth in this Agreement.

          3.   Other Definitions.  For the purpose of this Agreement:
               -----------------

               (a)  "Affiliate" shall mean an affiliate as such term is defined
                     ---------
in Rule 12b-2 under the Exchange Act.

               (b)  "Person" means any corporation, partnership, joint venture,
                     ------
trust, sole proprietorship, limited liability company, unincorporated business association, natural person and any other entity that may be treated as a person under applicable law; and

               (c)  "Control" has the meaning assigned that term in Rule 12b-2
                     -------
under the Exchange Act.

          4.   Representation and Warranties.  Stockholder represents and
               -----------------------------
warrants to, and agrees with, Company and its affiliates that:

                                      5.
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               (a)  Stockholder has carefully reviewed this Agreement and considered all of its terms, and agrees that its scope, duration and terms are reasonable;

               (b) The Unencumbered Shares constitutes all of the Company Common Stock Controlled by Stockholder which has not been transferred, pledged, hypothecated, escrowed, made subject to an option or warrant or otherwise encumbered; and

               (c) This Agreement constitutes the legal, valid and binding obligation of Stockholder enforceable in accordance with its terms.

          5.   Scope and Reasonableness.  The parties agree that it is not their
               ------------------------
intention to violate any public policy or statutory or common law. The parties intend that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The parties intend that the noncompetition covenants contained in Section 1 be construed as a series of separate covenants by Stockholder, one covenant for each area, or portion thereof, included in the Covenant Area, and for each year, or portion thereof, included in the Covenant Period. Accordingly, to the extent that the covenants hereunder shall be adjudicated to be invalid or unenforceable in any one such jurisdiction, this Agreement shall be deemed amended to delete therefrom or reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of the particular section or provision of this Agreement in the particular jurisdiction in which such adjudication is made.

          6.   Injunctive Relief.  Stockholder acknowledges that it would be
               -----------------
impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of the provisions of this Agreement would likely be inadequate and, accordingly, agrees that the Protected Entities shall, in addition to any other rights or remedies which they may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain Stockholder from violating any of the provisions of this Agreement. In connection with any action or proceeding for injunctive relief, Stockholder hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against him, without the necessity of posting bond or other security against him, and consents to the entry of injunctive relief against him enjoining or restraining any breach or threatened breach of this Agreement.

          7.   Proprietary Information.  Stockholder shall for a period of four
               -----------------------
(4) years after the date of this Agreement keep confidential and not communicate or disclose to any Person any proprietary, confidential or non-public information or material concerning the business, affairs, services, customers or employees of or relating to the Business or the business of the Protected Entities (including, without limitation, the identities, location or other information concerning past, present or potential customers of KMS's or its subsidiaries' or Affiliates' Business); provided, however, that the foregoing
                                        --------  -------
obligation of Stockholder shall not apply to the extent that (a) Stockholder is, in the written opinion of legal counsel, required to disclose any of the foregoing pursuant to the provisions of

                                      6.

applicable law or (b) any such information or material becomes generally known and available to the public otherwise than by reason of a disclosure or communication of such information or material by Stockholder.

          8.   Covenants Independent.  The covenants of Stockholder hereunder
               ---------------------
shall be construed as and shall be independent of the covenants, representations, warranties and obligations of the Company and Apollo under the Stock Purchase Agreement or under any agreement or instrument delivered pursuant to the transactions contemplated thereby, and accordingly any default by the Company or Apollo with respect to any such representation, warranty, covenant or obligation shall not constitute an excuse for Stockholder failing to perform hereunder.

          9.   Governing Law.
               -------------

               (a) The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by the internal substantive laws of the State of New York without regard to conflicts of laws principles. The parties are familiar with provisions of California law prohibiting noncompetition arrangements in some circumstances, and in particular with California business Professions Code (S)16600, and hereby expressly declare that they do not wish to have California law govern this Agreement.

               (b) The parties agree that should any court find the foregoing clause (a) invalid, the court shall apply the law of the jurisdiction in which it sits.

               (c) On such date as Stockholder no longer owns of record the Encumbered Shares, Stockholder agrees to enter into a Noncompetition and Confidentiality Agreement with the Company and Apollo (or their respective successors and assigns) substantially identical to this Agreement, except that the Covenant Period shall expire March 31, 2000. In addition, by his signature hereon, Stockholder's covenants herein in favor of the Company and Apollo are deemed to be entered into on the date Stockholder no longer owns of record the Encumbered Shares as if made on that date.

          10.  Miscellaneous.
               -------------

               (a)  Notices.  All notices required or desired to be given
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hereunder shall be in writing and signed by the party so giving notice, and shall be effective when personally delivered or deposited in the United States mail, as certified or registered mail, return receipt requested, first class postage and fees prepaid, addressed as set forth below, or when deposited into custody of an established courier guaranteeing overnight delivery. Any

                                      7.

party may from time to time change such party's address for giving notice by giving notice thereof in the manner outlined above:

               If to the Company:
               -----------------

               KMS Holding Corporation
               c/o Freeman Spogli & Co. Incorporated
               11100 Santa Monica Boulevard, Suite 1900
               Los Angeles, CA 90025
               Facsimile: (310) 444-1870
               Attention: William M. Wardlaw

               If to Stockholder:
               -----------------

               Donald M. Koll
               The Koll Company
               4343 Von Karman Avenue
               Newport Beach, CA 92660
               Facsimile: (714) 250-4344

               If to Apollo:
               ------------

               Apollo Real Estate Advisors, L.P.
               38th Floor
               New York, NY 10019
               Facsimile: (   )    -
               Attention:   Rick Koenigsberger

               (b)  Enforcement.  Should any party hereto retain counsel for the
                    -----------
purpose of enforcing, or preventing the breach of, any provision hereof, including, but not limited to, by instituting any action or proceeding in court to enforce any provision hereof or to enjoin a breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, or for any other judicial remedy, then the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, attorneys' fees (including costs of appeal).

               (c)  Successors and Assigns.  This Agreement shall inure to the
                    ----------------------
benefit of the Company, Apollo, and their respective successors and assigns. The Stockholder's obligation hereunder is non-assignable, irrespective of any assignment by KHC of its rights or obligations under the Stock Purchase Agreement. The Company and Apollo may assign their rights and obligations hereunder to any beneficial owner of 10% or more of Company covenant or any other Protected Entity.

               (d)  No Waiver; Amendment.  The failure by a Protected Entity to
                    --------------------
enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is in writing and signed by the waiving party, and, in the case of any corporation, approved by its Board of Directors, or in the case of a partnership, approved by

                                      8.

the Board of Directors of its corporate general partner. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Agreement can be amended only by a written agreement executed by each party hereto.

               (e)  Gender.  All pronouns and any variations thereof shall be
                    ------
deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person, persons, entity or entities may require.

               (f)  Definitions; Headings.  A term defined in any part of this
                    ---------------------
Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

               (g)  No Construction Against Any Party.  This Agreement was
                    ---------------------------------
reviewed by legal counsel for Stockholder, the Company and Apollo. This Agreement is the product of informed negotiations among Stockholder, the Company and Apollo and if any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by all parties. Moreover, Stockholder, the Company and Apollo each acknowledge that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

               (h)  Entire Agreement.  This Agreement contains the sole and
                    ----------------
entire agreement and understanding of the parties with respect to the entire subject matter hereof and thereof and any and all prior discussions, negotiations, commitments, letters of intent, memoranda, writings and understandings related hereto and thereto are hereby and thereby superseded.

               (i)  Effectiveness.  This Agreement shall become effective upon
                    -------------
consummation of the Second Closing as defined in the Stock Purchase Agreement.

                                      9.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                         KMS HOLDING CORPORATION

                         By: /s/
                            ------------------------------
                         Its:
                             -----------------------------


                         AP KMS PARTNERS, L.P.
                         By: AP-GP KMS Partners, L.P.
                         Its: General Partner

                              By:   AP KMS Acquisition Corporation
                              Its: General Partner

                                    By:
                                        -----------------------------
                                    Its:
                                        -----------------------------

                         STOCKHOLDER:

                         DONALD M. KOLL


                         ----------------------------------

                                      10.

                               Its: General Partner

                                    By:
                                        -----------------------------
                                    Its:
                                        -----------------------------

                               STOCKHOLDER:

                               DONALD M. KOLL

                               /s/ Donald M. Koll
                               -------------------------------

                                      11.